EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-40879) pertaining to the 1994 Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 33-16807) pertaining to the 1996 Stock Option Plan; the Registration Statement (Form S-8 No. 33-80073) pertaining to the 1995 Stock Option Plan; the Registration Statement (Form S-8 No. 33-87328) pertaining to the 1994 Stock Option Plan and the 1994 Management Stock Option Plan; the Registration Statement (Form S-8 No. 333-72121) pertaining to the 1998 Stock Option Plan and the Registration Statement (Form S-8 No. 333-55600) pertaining to the 2000 Stock Option Plan of Cannondale Corporation of our report dated August 12, 2002 (except for Note 5, as to which the date is November 11, 2002) with respect to the consolidated financial statements and schedule of Cannondale Corporation, as amended, included in this Annual Report (Form 10-K/A) for the year ended June 29, 2002.



                                            /s/  ERNST & YOUNG LLP


Stamford, Connecticut
November 11, 2002